Exhibit 10.1(b)
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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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         This Agreement (the "Amendment") is a Second Amendment to the
Employment Agreement dated September 1, 1999 and as amended by the First Amendment to the Employment Agreement dated March 6, 2002 (as amended, the "Agreement") by and between W.T. Wamberg (the "Executive") and Clark/Bardes, Inc. and Clark/Bardes Consulting, Inc. (the "Company") which the parties have made and entered into as of the 1st day of May, 2003.

                                  INTRODUCTION

         The Executive and the Company are parties to the Agreement pursuant to which the Company offered employment to the Executive and the Executive accepted such offer of employment on the terms set forth in the Agreement. The Company and the Executive have mutually agreed on certain changes in the Executive's perquisites. Accordingly, the Executive and the Company desire to amend Paragraph 5(c) of the Agreement to confirm these changes.

                               TERMS OF AMENDMENT

1.       Paragraph 5(c) is amended by deleting section 3 which currently reads:

         "(3) provide the Executive with the use of an automobile that the Company leases in its own name and for which the Company pays all insurance premiums, and that is acceptable to the Company and to the Executive, and the Company shall also pay all expenses for the upkeep and operation of such automobile as documented by the Executive;".

2. Paragraph 5(c) is further amended by replacing section 3 with the following:

         "(3) provide the Executive a monthly automobile allowance in the amount of $1,333.05 through the Company's payroll system and adjust the amount of such allowance each subsequent March 1st while this agreement remains in effect by the change in the Consumer Price Index and include this allowance in the Executive's taxable compensation.

3. This Amendment shall be attached to and form a part of the Agreement between the Executive and the Company. Except as modified by the Amendment, the Agreement shall remain in full force and effect without modification. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


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IN WITNESS WHEREOF, W.T. WAMBERG AND CLARK/BARDES, INC. HAVE DULY ACKNOWLEDGED
THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED SEPTEMBER 1, 1999 AND ACKNOWLEDGE THAT EACH PARTY HAS READ, UNDERSTANDS AND ACCEPTS THE CONTENTS OF THIS AMENDMENT, AND THAT EACH PARTY HAS EXECUTED THIS AMENDMENT EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.



W.T. WAMBERG                                CLARK/BARDES, INC.



/s/ W.T. Wamberg                            By: /s/ Tera Mears
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7/8/03                                      Its: V.P. and Corporate Secretary
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Date


                                            7/8/03
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                                            Date